        News Release

Exhibit 99.1
Contact Information:
Jim Burke
Media Relations
Jim.Burke@L3Harris.com
321-727-9131

L3Harris Announces Streamlining of Business Segments

MELBOURNE, Fla., Jan. 03, 2021 — L3Harris Technologies (NYSE:LHX) today announced a new alignment and organization of core businesses, moving from four to three focused segments: Integrated Mission Systems, Space and Airborne Systems and Communication Systems.

In 2019, L3Harris began a portfolio shaping process with an emphasis on high-growth, technology-differentiated businesses. The positive results of that work enabled the new, streamlined structure.

“Our customers and partners know L3Harris brings to bear cutting-edge capabilities to tackle some of our most complex national security problems,” said Christopher E. Kubasik, Vice Chair and CEO of L3Harris. “Our business segments will continue to lead market innovation in their focus areas, fueling advanced solutions for the toughest operational challenges.”

In 30 short months, L3Harris established itself as a trusted prime defense contractor for top-tier U.S. and international missions. With a focus on efficient and disruptive capability development for urgent needs – including responsive space solutions, autonomous operations, and resilient communications – the company is well-positioned to challenge antiquated defense acquisition and program management timelines.

“Our intent remains clear: Be the trusted disruptor for U.S., allied, and partner national security endeavors,” Kubasik said. “This lean approach will deliver resilient, innovative, end-to-end solutions that propel timely mission success for our customers.”

About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across space, air, land, sea, and cyber domains. L3Harris has approximately $18 billion in annual revenue and 47,000 employees, with customers in more than 100 countries. L3Harris.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Information relating to factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.

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